Exhibit 99.1

Griffon Corporation Announces Repurchase of 1.5 Million

Shares from Voss Capital

NEW YORK, NEW YORK, February 20, 2024 – Griffon Corporation (“Griffon” or the “Company”) (NYSE:GFF) announced today that it has entered into an agreement (the “Stock Purchase Agreement”) to repurchase 1.5 million shares of the Company’s common stock beneficially owned by Voss Capital (“Voss”) at a purchase price of $65.50 per share, a 3.7% discount from the closing price of the Company’s common stock on February 16, 2024, the last full trading day prior to the execution of the Stock Purchase Agreement.

The transaction closes today, February 20, 2024. Concurrent with the closing of the transaction, Travis Cocke, Chief Investment Officer of Voss Capital, will resign from the Griffon Board of Directors, effective immediately, thereby reducing the size of the Board to 12 members. Mr. Cocke will not stand for election as a director at the Company’s annual meeting on March 20, 2024. The Stock Purchase Agreement incorporates certain terms of the Cooperation Agreement between the Company and Voss Capital announced on January 9, 2023, including a standstill on the part of Voss which will continue for a two-year period.

“Griffon continues to deliver solid operating performance and free cash flow, underpinned by a strong balance sheet. We remain well positioned for continued success. This agreement is just the latest in a series of actions Griffon is taking that demonstrate the confidence we have in our strategic plan and our commitment to creating robust shareholder returns, including substantial stock repurchases and cash dividends,” said Ronald J. Kramer, Chairman and Chief Executive Officer of Griffon Corporation. “Voss continues to be a substantial shareholder of Griffon and has a continued stake in our success. On behalf of the Board, I would like to thank Travis, who has brought important perspective and has been a supportive and constructive director since joining the Board in 2023.”

Travis Cocke, Chief Investment Officer of Voss Capital, added: “I have been pleased to contribute to meaningful, shareholder-friendly actions while on the Board, as Griffon drove excellent operating performance at HBP and implemented its strategic plan relating to the global sourcing initiative at the CPP segment, while generating significant shareholder returns. Even after this share sale, Griffon remains a significant investment for Voss. We continue to believe in the future of the Company and fully support Griffon’s Board and management team’s efforts to create long term shareholder value.”

The repurchase of the shares of Common Stock pursuant to the Stock Purchase Agreement was consummated under the Company’s Board-authorized share repurchase program, and the repurchased

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shares will be held in treasury. Since last April and through today, share repurchases under Board-authorized programs totaled 7.5 million shares of common stock or 13.1% of the outstanding shares, for a total of $330 million or an average of $44.21 per share. As of today, Griffon has $128 million remaining under its Board-authorized share repurchase program.

Forward-looking Statements

“Safe Harbor” Statements under the Private Securities Litigation Reform Act of 1995: All statements related to, among other things, income (loss), earnings, cash flows, revenue, changes in operations, operating improvements, the impact of the Hunter Fan transaction, the industries in which Griffon Corporation (the “Company” or “Griffon”) operates and the United States and global economies that are not historical are hereby identified as “forward-looking statements” and may be indicated by words or phrases such as “anticipates,” “supports,” “plans,” “projects,” “expects,” “believes,” “achieves”, “should,” “would,” “could,” “hope,” “forecast,” “management is of the opinion,” “may,” “will,” “estimates,” “intends,” “explores,” “opportunities,” the negative of these expressions, use of the future tense and similar words or phrases. Such forward-looking statements are subject to inherent risks and uncertainties that could cause actual results to differ materially from those expressed in any forward-looking statements. These risks and uncertainties include, among others: current economic conditions and uncertainties in the housing, credit and capital markets; Griffon’s ability to achieve expected savings and improved operational results from cost control, restructuring, integration and disposal initiatives (including, in particular, the expanded CPP outsourcing strategy announced in May 2023); the ability to identify and successfully consummate, and integrate, value-adding acquisition opportunities; increasing competition and pricing pressures in the markets served by Griffon’s operating companies; the ability of Griffon’s operating companies to expand into new geographic and product markets, and to anticipate and meet customer demands for new products and product enhancements and innovations; increases in the cost or lack of availability of raw materials such as steel, resin and wood, components or purchased finished goods, including any potential impact on costs or availability resulting from tariffs; changes in customer demand or loss of a material customer at one of Griffon’s operating companies; the potential impact of seasonal variations and uncertain weather patterns on certain of Griffon’s businesses; political events or military conflicts that could impact the worldwide economy; a downgrade in Griffon’s credit ratings; changes in international economic conditions including inflation, interest rate and currency exchange fluctuations; the reliance by certain of Griffon’s businesses on particular third party suppliers and manufacturers to meet customer demands; the relative mix of products and services offered by Griffon’s businesses, which impacts margins and operating efficiencies; short-term capacity constraints or prolonged excess capacity; unforeseen developments in contingencies, such as litigation, regulatory and environmental matters; Griffon’s ability to adequately protect and maintain the validity of patent and other intellectual property rights; the cyclical nature of the businesses of certain of Griffon’s operating companies; possible terrorist threats and actions and their impact on the global economy; effects of possible IT system failures, data breaches or cyber-attacks; the impact of COVID-19, or some other future pandemic, on the U.S. and the global economy, including business disruptions, reductions in employment and an increase in business and operating facility failures, specifically

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among our customers and suppliers; Griffon’s ability to service and refinance its debt; and the impact of recent and future legislative and regulatory changes, including, without limitation, changes in tax laws. Such statements reflect the views of the Company with respect to future events and are subject to these and other risks, as previously disclosed in the Company’s Securities and Exchange Commission filings. Readers are cautioned not to place undue reliance on these forward-looking statements. These forward-looking statements speak only as of the date made. Griffon undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

About Griffon Corporation

Griffon Corporation is a diversified management and holding company that conducts business through wholly-owned subsidiaries. Griffon oversees the operations of its subsidiaries, allocates resources among them and manages their capital structures. Griffon provides direction and assistance to its subsidiaries in connection with acquisition and growth opportunities as well as divestitures. In order to further diversify, Griffon also seeks out, evaluates and, when appropriate, will acquire additional businesses that offer potentially attractive returns on capital.

Griffon conducts its operations through two reportable segments:

•	Home and Building Products (“HBP”) conducts its operations through Clopay. Founded in 1964, Clopay is the largest manufacturer and marketer of garage doors and rolling steel doors in North America. Residential and commercial sectional garage doors are sold through professional dealers and leading home center retail chains throughout North America under the brands Clopay, Ideal, and Holmes. Rolling steel door and grille products designed for commercial, industrial, institutional, and retail use are sold under the Cornell and Cookson brands.

•	Consumer and Professional Products (“CPP”) is a leading global provider of branded consumer and professional tools; residential, industrial and commercial fans; home storage and organization products; and products that enhance indoor and outdoor lifestyles. CPP sells products globally through a portfolio of leading brands including AMES, since 1774, Hunter, since 1886, True Temper, and ClosetMaid.

For more information on Griffon and its operating subsidiaries, please see the Company’s website at www.griffon.com.

Company Contact:
Brian G. Harris
SVP & Chief Financial Officer
Griffon Corporation
(212) 957-5000
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